Exhibit 4.9

PUGET SOUND POWER & LIGHT COMPANY

A WASHINGTON CORPORATION

TO

OLD COLONY TRUST COMPANY,

OF BOSTON,

                                                                 TRUSTEE.

Forty-Sixth Supplemental Indenture

Dated as of November 10, 1960.

Relating to the succession of Puget Sound Power & Light Company,

a Washington Corporation, to

Puget Sound Power & Light Company,

a Massachusetts Corporation, and the

Assumption by the Successor Corporation of the

Covenants and Obligations of its Predecessor.

Supplemental to Indenture dated as of June 2, 1924,

as supplemented and modified.

(NOT PART OF INDENTURE)

THIS FORTY-SIXTH SUPPLEMENTAL INDENTURE, made as of the tenth day of November, 1960, by and between PUGET SOUND POWER & LIGHT COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called “Puget-Washington”), and OLD COLONY TRUST COMPANY, a corporation duly organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts and having its principal office in the City of Boston, in said Commonwealth (hereinafter sometimes called the “Trustee”), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called “First and Refunding Mortgage”) from PUGET SOUND POWER & LIGHT COMPANY, a Massachusetts Corporation, dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the “Original Mortgage”), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered;

WITNESSETH: That

WHEREAS, Puget Sound Power & Light Company, a corporation duly organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts (hereinafter sometimes called the “Company”) did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the “Bonds”) issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and

WHEREAS, the Company, prior to September 1, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the “First Mortgage”); and

WHEREAS, the Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3 1/2% Series due 1984, (herein sometimes called “Bonds of the 1984 Series”) and contained certain covenants, restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage (the First Mort-gage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the “Revised First Mort-gage”) and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, 1955 (the Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the “Indenture” and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture) ; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Forty-first Supplemental Indenture dated as of December 1, 1954, a Forty-second Supplemental Indenture dated as of July 1, 1957, a Forty-third Supplemental Indenture, dated as of May 1, 1958, a Forty-fourth Supplemental Indenture dated as of November 1, 1959, and a Forty-fifth Supplemental Indenture dated as of April 1, 1960, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, there have been duly executed, authenticated and delivered, pursuant to the provisions of the Indenture as supplemented by the Forty-third Supplemental Indenture, Bonds designated as First Mortgage Bonds, 4 1/8% Series due 1988 (hereinafter sometimes called “Bonds of the 1988 Series”) in the principal amount of Thirty Million Dollars ($30,000,000); and

WHEREAS, there have been duly executed, authenticated and delivered, pursuant to the provisions of the Indenture as supplemented by the Forty-fourth Supplemental Indenture, Bonds designated as First Mortgage Bonds, 5 1/2 % Series due 1989 (hereinafter sometimes called “Bonds of the 1989 Series”) in the principal amount of Twenty Million Dollars ($20,000,000); and

WHEREAS, there have been duly executed, authenticated and delivered, pursuant to the terms of the Indenture as supplemented by the Forty-fifth Supplemental Indenture, Bonds designated as First Mortgage Bonds, 5 3/8 % Series due 1990 (hereinafter sometimes called “Bonds of the 1990 Series”) in the principal amount of Twenty Million Dollars ($20,000,000); and

WHEREAS, all Bonds of any series heretofore issued pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and cancelled or payment duly and irrevocably provided for, except the Twenty-five Million Dollars ($25,000,000) principal amount of Bonds of the 1984 Series, the Thirty Million Dollars ($30,000,000) principal amount of Bonds of the 1988 Series, the Twenty Million Dollars ($20,000,000) principal amount of Bonds of the 1989 Series and the Twenty Million Dollars ($20,000,000) principal amount of Bonds of the 1990 Series, which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and

WHEREAS, the Company has entered into a Joint Agreement of Merger with Puget-Washington, dated September 14, 1960, pursuant to which agreement the Company will merge into Puget-Washington on such terms as in no respect impair the lien and security of the Indenture on the mortgaged property or any of the rights or powers of the Trustee or of the Bondholders thereunder; and

WHEREAS, Puget-Washington desires to execute and deliver this Forty-sixth Supplemental Indenture for the purpose of evidencing the succession of Puget-Washington to the Company, and the assumption by Puget-Washington of the covenants and obligations of the Company in the Bonds and in the Indenture contained and to enable Puget-Washington to have and exercise the rights, privileges and powers of the Company under the Indenture in accordance with the terms thereof, and

WHEREAS, all things necessary have been done to authorize the execution, delivery and recording of these presents validly to effectuate (a) the assumption and agreement by Puget-Washington to pay duly and punctually the principal of and interest on the Bonds issued under the Indenture in accordance with the provisions of said Bonds and any coupons thereto appertaining and the Indenture, (b) the agreement by Puget-Washington to perform and fulfill all the terms, covenants and conditions of the Indenture binding on the Company in respect of the trust estate and (c) the representation and warranty by Puget-Washington that, when said terms, covenants and conditions so become binding upon it, there will not exist under the Indenture any default or any condition or event which, with the passage of time or notice or both, could become a default;

NOW THEREFORE, this Forty-sixth Supplemental Indenture

WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to evidence the succession of Puget-Washington to the Company and the assumption by Puget-Washington of the covenants and obligations of the Company in the Bonds and in the Indenture contained and to enable Puget-Washington to have and exercise the rights, privileges and powers of the Company under the Indenture in accordance with the terms thereof, said Puget Sound Power & Light Company, organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, hereby agrees with the Trustee as follows, to wit:

ARTICLE ONE.

Covenants and Agreements of Puget-Washington.

Puget-Washington hereby assumes and agrees to pay duly and punctually the principal of and interest on the Bonds issued under the Indenture in accordance with the provisions of said Bonds and any coupons thereto appertaining and the Indenture, and agrees to perform and fulfill all the terms, covenants and conditions of the Indenture binding the Company in respect of the trust estate, and represents and warrants that, when said terms, covenants and conditions so become binding upon it, there will not exist under the Indenture any default or any condition or event which, with the passage of time or notice or both, could become a default.

ARTICLE TWO.

Miscellaneous.

SECTION 2.01. This Forty-sixth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented, is hereby confirmed. All terms used in this Forty-sixth Supplemental Indenture shall be taken to have the same meaning as in the Indenture, except in cases where the context herein clearly indicates otherwise.

SECTION 2.02. The Trustee accepts the modifications of the trusts hereby effected, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals of facts herein contained, which shall be taken as the statements of Puget-Washington; and the Trustee makes no representations and shall have no responsibility other than that assumed under the Indenture; and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

SECTION 2.03. This Forty-sixth Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as Puget-Washington and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 2.04. Although this Forty-sixth Supplemental Indenture is dated for convenience and for the purpose of reference as of November 10, 1960, the actual date or dates of execution by Puget-Washington and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

IN WITNESS WHEREOF, Puget Sound Power & Light Company, a Washington corporation, has caused this Forty-sixth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, and Old Colony Trust Company in token of its acceptance of the trust hereby created has caused this Forty-sixth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, all on the 10th day of November, 1960, but as of the day and year first above written.

PUGET SOUND POWER & LIGHT COMPANY

By	/s/ J. H. CLAWSON
President.

Attest:

/s/ RALPH M. DAVIS
Secretary.
CORPORATE SEAL

OLD COLONY TRUST COMPANY

BY	/s/ J. J. WALSH
Vice President.

Attest:

/s/ E. K. FIELDING
Assistant Secretary.
CORPORATE SEAL

COMMONWEALTH OF MASSACHUSETTS COUNTY OF SUFFOLK	}	ss.:

On this 10th day of November, 1960, before me personally appeared J. H. CLAWSON and RALPH M. DAVIS, to me known to be the President and Secretary, respectively, of PUGET SOUND POWER & LIGHT COMPANY, a Washington corporation, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ ROBERT D. FISHER
NOTARY PUBLIC My commission expires December 1, 1965

NOTARIAL

    SEAL

COMMONWEALTH OF MASSACHUSETTS COUNTY OF SUFFOLK	}	ss.:

J. H. CLAWSON and RALPH M. DAVIS, being duly sworn each for himself on oath deposes and says that he, the said J. H. CLAWSON is and at the time of the execution of the foregoing Supplemental Indenture was the President of PUGET SOUND POWER & LIGHT COMPANY, a Washington corporation and the successor mortgagor therein named, and the same person who as such President executed said Supplemental Indenture in behalf of said corporation; and that he, the said RALPH M. DAVIS is and at the time of the execution of said Supplemental Indenture was the Secretary of said corporation, the said successor mortgagor, and the same person who as such Secretary attested such Supplemental Indenture on behalf of said corporation; and that the said Supplemental Indenture is made in good faith and without any design to hinder, delay or defraud creditors or any creditor of said corporation.

RALPH M. DAVIS	J. H. CLAWSON

Subscribed and sworn to before me this 10th day of November, 1960.

/s/ ROBERT D. FISHER
NOTARY PUBLIC
My commission expires December 1, 1965

NOTARIAL SEAL

COMMONWEALTH OF MASSACHUSETTS COUNTY OF SUFFOLK	}	ss.:

On this 10th day of November, 1960, before me personally appeared J. J. WALSH and E. K. FIELDING, to me known to be a Vice President and an Assistant Secretary, respectively, of OLD COLONY TRUST COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ ROBERT D. FISHER
NOTARY PUBLIC
My commission expires December 1, 1965

NOTARIAL

    SEAL

(9531)

TO COUNTY AUDITOR:

This instrument is supplemental to a mixed real and chattel mortgage. Record as real estate mortgage and file and index as chattel mortgage.

OLD COLONY TRUST COMPANY, TRUSTEE

/S/ E. K. FIELDING
Assistant Secretary